Exhibit 10.59

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT BY AND AMONG THE
COMPANY, TTM DIGITAL ASSETS & TECHNOLOGIES, INC., AND WAYNE
WASSERBERG

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This second amendment to employment agreement (this “Second Amendment”) is entered into as of September 8, 2022 (the “Second Amendment Effective Date”), by and among Sysorex, Inc., a Nevada corporation (“Sysorex”), TTM Digital Assets & Technologies, Inc. (“TTM”) (collectively, the “Company”), and Wayne Wasserberg, an individual, currently residing in Florida (“Employee”). Sysorex, TTM, and Wasserberg are individually referred to herein as a “party” and collectively as the “parties.”

RECITALS

WHEREAS, the Company and Employee have entered into that certain employment agreement, effective as of May 7, 2021 (the “Agreement”); and

WHEREAS, the parties desire to establish bonus targets for 2022 as provided under the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in the Agreement, the parties hereto agree as follows:

1. Amendment. The Company and Employee hereby agree to amend and restate Exhibit A of the Agreement to adopt the bonus opportunity described in Exhibit 1 attached hereto.

2. Effectiveness. The amendment set forth in Section 1 shall be effective as of the Second Amendment Effective Date.

3. Other Provisions of Agreement. Other than as amended herein, the parties ratify and confirm the Agreement in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the Second Amendment Effective Date.

FOR SYSOREX, INC.:		FOR TTM DIGITAL ASSETS & TECHNOLOGIES, INC.:

By:	/s/ Zaman Khan	By:	/s/ Vincent Loiacono
Name:	Zaman Khan	Name:	Vincent Loiacono
Title:	President	Title:	Chief Financial Officer

EMPLOYEE:

By:	/s/ Wayne Wasserberg
Name:	Wayne Wasserberg

Exhibit 1

(Attached)

Exhibit A

2022 Bonus Opportunity

Definitions

“Minimum Bonus” for achievement of the Bonus Milestone: $100,000 in cash or immediately available funds.

“Significant Transaction” is either of the following transactions:

1.	The sale of all or substantially all of the stock or assets of: (i) TTM, or (ii) Sysorex Government Services.

2.	The raising of Five Million Dollars ($5,000,000) in financing by or before December 31, 2022, in one transaction or a series of related transactions.

Description of the 2022 Bonus Opportunity

If a Significant Transaction is closed before December 31, 2022, the Minimum Bonus shall be tendered to Employee as described herein.

Terms

A.	The Board may, in its sole discretion, increase the amount of the Minimum Bonus through a Board resolution.

B.	The Minimum Bonus shall be in addition to, and in priority to, any bonus(es) awarded to Company management arising from achievement of a Significant Transaction, which are distinct from this 2022 Bonus Opportunity.

C.	The Minimum Bonus will be fully earned upon closing a Significant Transaction and will be tendered to Employee within 60 days of the closing of a Significant Transaction.

D.	If Employee is terminated without Cause within sixty (60) days before achievement of a Bonus Milestone, the Minimum Bonus will nevertheless be deemed earned due to the closing of the Significant Transaction and its tender to Employee shall be due and payable within 60 days of the Significant Transaction.